PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND AND FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND

WHEATON, IL -- (BUSINESS WIRE) -- September 14, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust/Aberdeen Global Opportunity Income Fund (NYSE: FAM) and First Trust/Aberdeen Emerging Opportunity Fund (NYSE: FEO) intend to host a conference call with Aberdeen Asset Management, Inc. ("Aberdeen"), the Funds' investment sub-advisor, on Wednesday, September 28, 2011, at 11:00 A.M. Eastern Time. The purpose of the call is to hear Aberdeen's portfolio management teams provide updates for the Funds.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 98211743. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 98211743. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, October 28, 2011.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and competitive municipal underwritings, with collective assets under management or supervision of over $46 billion as of August 31, 2011 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to Aberdeen by Monday, September 26, 6:00 P.M. Eastern Time. Each Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN -- (630) 915-6784

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Source:  First Trust Advisors L.P.